Exhibit 10.8

Cooperation Framework Agreement

Party A: Shenzhen Zhumengzhixing Technology Co. , Ltd.

Party b: Guangdong Zhuojian Law Firm

In order to give full play to the advantages of both sides, further expand the areas of cooperation and promote the common development of business of both sides, on the basis of the principle of “equality and mutual benefit, mutual support, honesty and credibility” , and after friendly consultation between the two sides, with regard to party B’s services to Party A and the enterprises on Party A’s incubator platform, the following agreements have been reached:

I.	Contents of cooperation

1.  Party a introduces party B as a member of the service organization of party A’s incubation carrier platform, and gives priority to providing services for the enterprises in which party a enters the incubation carrier.

2.  Party B shall provide services to party A and the enterprises on the incubator: including legal consultant, intellectual property consultant, civil and commercial litigation, arbitration agency, M & A, investment and financing, equity incentive, enterprise restructuring, bankruptcy reorganization and other relevant legal services.

3.  Party B shall carry out business on the incubator of party A, and shall bear the expenses of the business itself. Party a shall arrange personnel to assist party B in docking and introducing the enterprises in which party B enters.

4.  Party B shall not carry out any business outside the contract in the incubator of Party A.

II.Duration of the agreement

This agreement shall be valid for one year from September 17,2019 to September 16,2020. Both parties may negotiate the renewal of the contract after the expiration of the agreement.

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III. Ways of cooperation

1 Party a shall assist party B in its marketing promotion in order to promote party B’s business in Party A’s incubator;

2. in order to enhance the service level of party A’s incubation carrier platform, party B shall fully cooperate with party A’s publicity and promotion activities;

3. Party B agrees to provide free professional lectures and consultations for party A and its resident enterprises on relevant business within the scope of its services; Party B may provide training for Party A’s professional service personnel according to Party A’s needs and invitation, hold the special topic lecture for the enterprise which the first party enters;

4. Party B agrees to provide more convenient and high-quality services to the enterprises in which party a resides. According to the different comprehensive conditions, the enterprises in which party a resides may enjoy corresponding preferential conditions in party B, and the specific preferential policies shall be negotiated separately.

IV. Distribution of revenue

1. During the validity period of the agreement, Party B, through Party A’s recommendation or directly through party A’s platform, signs a service contract with the resident enterprise and collects service fees, party B will deduct the corresponding value-added tax and personal income tax from the contract amount after the withdrawal of 15% of the cost to party A, as a necessary maintenance and development of party a platform maintenance costs.

2. Party A and party B shall bear the expenses of travel and entertainment incurred in the course of negotiation with the enterprise.

V. Rights and obligations of the parties

1 Party a shall provide necessary facilities and assistance for Party B’s Services, party a shall provide timely and truthful feedback to party B on the information or requirements of party B; Party B shall accept Party A’s guidance and supervision, party a shall inspect party B’s service quality from time to time;

2. Both parties shall specify the person responsible for the service, provide the service address and telephone number to the other party at the same time, and notify the other party 10 working days in advance of any change;

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3. Party B shall formulate and provide the “charge standard” to party A, and the charge standard of party B shall be lower than that of non-party member enterprises in the market

4. Party a shall have the right to request party B to replace the service personnel or to cancel the service provider if party B is in any of the following circumstances:

1)  Party B’s service quality can not meet party A’s requirements;

2)  the service provided by party B for Party A to enter the enterprise is inferior to that provided by general non-party a member enterprises;

3)  Party B receives complaints from party a about entering the enterprise, accumulating more than 3 times a month (including 3 times) ;

4)  working in the incubator of party A, in violation of the management norms of incubator;

5)  Party B carries out business outside the contract in the incubator of party A;

6)  any other acts that cause adverse effects or losses to party A.

5. If Party B’s after-sales service obligation still exists when the service agreement between Party A and party B terminates, party B shall fulfill the after-sales service with due diligence;

6. Party B shall ensure that it has the qualifications and qualifications to undertake the business mentioned in this agreement, and shall handle the business for the target customers in accordance with the applicable laws, regulations and supervision provisions;

7. Party B, as Party A’s partner, in the course of providing services for Party A to enter the enterprise, party B shall bear all the business activities and responsibilities which have nothing to do with party A, and the disputes between party A and the entered enterprise have nothing to do with Party B, party a shall bear the responsibility.

8. The signing of this contract shall not be regarded as an agency relationship between the two parties. Party a shall not carry out activities in the name of party B without the consent of Party B.

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VI. Secrecy

Party A and party B shall be responsible for the confidentiality of all information, documents, materials and trade secrets of the other party (hereinafter referred to as “confidential information”) in the course of the conclusion and performance of this agreement, confidential information shall be deemed to include but not be limited to:

(1) any information relating to the business and affairs of the disclosing party or its affiliates, including but not limited to, business strategies and methods, marketing policies or activities, business development plans, customer information, financial information, computer information, and various types of research data, results, and management methods;

(2) any information which is considered confidential by the disclosing party or by the client and/or business partner of any associated body and to which the disclosing party or any associated body is under an obligation of confidentiality or non-disclosure (whether express or implied) ; and

(3) any other information of any nature that the recipient is informed of or is aware of at any time during its cooperation with the disclosing party, whether the recipient is the disclosing party or, in the case of any associated company or is trained by the disclosing party, including, but not limited to, customer information assigned to an employee by the disclosing party or obtained in the course of an autonomous business development activity, whether or not this information was subsequently communicated to the disclosing party.

VII. Liability for breach of contract

7.1 in breach of this agreement, either party shall indemnify the other party for all damages (including, but not limited to, costs of legal proceedings, security and authentication, etc.) .

7.2 any party who breaches the obligation of confidentiality of this agreement shall compensate the defaulting party with a liquidated damages of 200,000 RMB. If the liquidated damages fail to cover the economic losses of the Defaulting Party, the Defaulting Party shall be entitled to claim other damages. At the same time, the defaulting party shall have the right to require the Defaulting Party to take immediate remedial action.

VIII. Others

1. All matters not agreed upon in this agreement shall be settled amicably through consultation, and if consultation fails, they may be submitted to the Shenzhen International Arbitration Court for arbitration.

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2. This agreement is made in duplicate, each party shall hold one copy, which shall come into force after being signed and sealed by both parties. Each copy shall have the same legal effect.

3. Integrity Clause

3.1 the parties agree that no kickbacks or bribes of any kind, such as cash, gift certificates or gifts, shall be given to the relevant staff members of the other party for any reason.

3.2 if the person concerned of one party accepts, disguises or intentionally demands kickbacks for any reason, the other party shall assist in providing evidence and inform the head of the other company (the other party shall keep it confidential) .

3.3 if the party concerned and the other party violate the integrity clause, the party in compliance with the contract shall have the right to cancel the contract and put it on the blacklist (no longer cooperate with the party in breach) , and shall have the right to pursue the law and responsibility of the relevant party.

Attachment: contact information of responsible person, service content and price, business license and other license. The appendix is the effective component of this agreement, and this agreement has the same legal effect.

(the following text is blank, the signature page of the Cooperation Framework Agreement)

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